CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 25, 2012 relating to the financial statements and financial highlights which appear in the February 29, 2012 annual reports to shareholders of Invesco Municipal Income Fund (formerly the Invesco Van Kampen Municipal Income Fund), Invesco High Yield Municipal Fund (formerly the Invesco Van Kampen High Yield Municipal Fund), Invesco Intermediate Term Municipal Fund (formerly the Invesco Van Kampen Intermediate Term Municipal Fund) and Invesco New York Tax Free Fund (formerly the Invesco Van Kampen New York Tax Free Fund), four portfolios within the AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Houston, Texas
January 14, 2013